Exhibit 10.5

NOVAVAX, INC.

2015 Stock Incentive Plan

Restricted Stock Agreement

This Restricted Stock Agreement (“Agreement”) is made as of [•] by and between Novavax, Inc., a Delaware corporation (“Company”), and [•] (“Stockholder”).

Whereas, the Company desires to issue, and Stockholder desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

Whereas, the issuance of common stock hereby is pursuant to Section 7(a) of the Company’s 2015 Stock Incentive Plan (“Plan”), which is a compensatory benefit arrangement for the employees, officers, directors, consultants and advisors of the Company.

Now, Therefore, It Is Agreed between the parties as follows:

1.          Issuance of Stock. The Company hereby agrees to issue to Stockholder, and Stockholder agrees to accept, an aggregate of [•] shares of the Common Stock of the Company (the “Stock”), having a value as determined by the Board of Directors of the Company of $[•] per share (for an aggregate value of $[•]), in exchange for Stockholder’s past services and/or expected provision of future services on behalf of the Company or its affiliated entities.

2.          Risk of Forfeiture

(a)          Subject to Section 2(c), and with respect to Stock that has vested pursuant to Section 2(b), if Stockholder ceases to be an employee, director or consultant of the Company or its subsidiaries for any reason, including but not limited to death or disability, all then-outstanding and unvested Stock acquired by Stockholder hereunder shall be automatically and immediately forfeited. Stockholder, or Stockholder’s personal representative as the case may be, hereby (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership, at no cost to the Company, of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate(s) of Stock, one or more stock powers, endorsed in blank, with respect to such Stock, and (iii) agrees to take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any such Stock hereunder.

(b)          On the date that is [•] after the “Vesting Commencement Date” (as set forth on the signature page to this Agreement), [•]. In order for the Stock to vest on a particular vesting installment date, the Stockholder must have been and must be an employee, director or consultant of the Company or a parent or subsidiary of the Company continuously until such vesting installment date. By way of example, if an employee terminates and immediately thereafter becomes a consultant of the company, such individual will be deemed to have a continuous qualifying role with the Company. Accordingly, all of the Stock shall vest as of the [•] anniversary of the Vesting Commencement Date. The final vesting installment may cover additional shares to take into account any fractional shares.

3.          Adjustments to Stock. If, from time to time, prior to full vesting, there is any change affecting the Company’s outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Stockholder is entitled by reason of Stockholder’s ownership of Stock shall be immediately subject to vesting hereunder and be included in the word “Stock” for all purposes of this Agreement with the same force and effect as the shares of the Stock presently subject to vesting.

4.          Escrow of Unvested Stock. As security for Stockholder’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Stockholder’s Stock, Stockholder agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in a form attached hereto as Exhibit A, together with a certificate or certificates evidencing all of the Stock subject to vesting; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Stockholder set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. Stockholder hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the Escrow Agent. Stockholder agrees that the Escrow Agent shall not be liable to any party hereof (or to any other party), and may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Stockholder agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as Escrow Agent for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement. Stockholder agrees that if the Secretary of the Company resigns as Secretary, the successor Secretary shall serve as Escrow Agent pursuant to the terms of this Agreement.

5.          Rights of Stockholder. Subject to the provisions of Sections 6, 8, 12 and 13 herein, Stockholder shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow. Stockholder shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of Stock have not yet vested.

6.          Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Stockholder shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is not fully vested. After any Stock has been fully vested, Stockholder shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. During the period of time during which the Stockholder holds the Common Stock, the value of the Common Stock may increase or decrease, and any risk associated with such Common Stock and such fluctuation in value shall be borne by the Stockholder.

2.

7.          Restrictive Legends. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)          “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b)          Any legend required by Company officials.

8.          Investment Representations. In connection with the issuance of the Stock, Stockholder represents to the Company the following:

(a)          Stockholder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Stockholder is acquiring the Stock for investment for Stockholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Act.

Stockholder is familiar with the provisions of Rule 144, under the Securities Act of 1933, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by Stockholder in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Stockholder has acquired, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(b)          Stockholder further understands that at the time Stockholder wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Stockholder would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

3.

9.          Section 83(b) Election. Stockholder understands that Section 83(a) of the Code, taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” includes the right of the Company to receive transfer of the Stock as set forth in Section 2 above. Stockholder understands that Stockholder may elect to be taxed at the time the Stock is acquired, rather than when and as vesting occurs, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of transfer. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Stockholder understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Stockholder. Stockholder further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Stockholder further acknowledges and understands that it is Stockholder’s sole obligation and responsibility to timely file such 83(b) Election, and neither the Company nor the Company’s legal or financial advisors shall have any obligation or responsibility with respect to such filing. Stockholder acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to acquisition of the Stock hereunder, and does not purport to be complete. Stockholder further acknowledges that the Company has directed Stockholder to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Stockholder may reside, and the tax consequences of Stockholder’s death. Stockholder assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

10.         Refusal to Transfer. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

11.         No Service Rights. This Agreement is not an employment or service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Stockholder’s employment or service for any reason at any time, with or without cause and with or without notice.

12.         Miscellaneous.

(a)          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b)          Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Stockholder, Stockholder’s successors, and assigns. Company’s rights hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

4.

(c)          Attorneys’ Fees; Specific Performance. Stockholder shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. It is the intention of the parties that, upon a forfeiture pursuant to the terms of this Agreement, the Company shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall be entitled to specific enforcement of its rights to purchase and receive said Stock.

(d)          Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e)          Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(f)          Independent Counsel. Stockholder acknowledges that Stockholder has been provided with an opportunity to consult with their own legal counsel and tax or other advisors with respect to this Agreement.

(g)          Entire Agreement; Amendment. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and merge all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto. The provisions of the Plan apply to the Stock awarded under this Agreement, and any word or term that is capitalized, but not otherwise defined in this Agreement, shall have the meaning set forth in the Plan.

(h)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

Novavax, Inc.

By:
Barclay A. Phillips
SVP, Chief Financial Officer and Treasurer

Stockholder acknowledges and agrees that the vesting of shares pursuant to Section 2 hereof is earned only by continuing service as an employee, consultant or director at the will of the company. Stockholder further acknowledges and agrees that nothing in this agreement shall confer upon Stockholder any right with respect to continuation of such employment or service relationship with the company, nor shall it interfere in any way with Stockholder’s right or the company’s right to terminate Stockholder’s employment or consulting relationship at any time, with or without cause.

Stockholder further acknowledges that any risk related to the fluctuation in the value of the stock from and after the date hereof, including any losses to Stockholder as a result of forfeiture pursuant to Section 2, shall be borne by Stockholder.

Stockholder acknowledges that Stockholder has read all tax related sections and further acknowledges Stockholder has had an opportunity to consult Stockholder’s own Tax, Legal and Financial Advisors regarding the purchase of common stock under this Agreement.

Stockholder acknowledges and agrees that in making the decision to acquire the common stock hereunder Stockholder has not relied on any statement, whether written or oral, regarding the subject matter hereof, except as expressly provided herein and in the attachments and exhibits hereto.

Stockholder:

NAME

Address:

Vesting Commencement Date: [•]

6.

Attachments:

Exhibit A – Stock Assignment

Exhibit B – Joint Escrow Instructions

7.

Exhibit A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, [•] hereby sells, assigns and transfers unto Novavax, Inc., a Delaware corporation (the “Company”), pursuant to the Restricted Stock Agreement, dated [•], by and between the undersigned and the Company (the “Agreement”) [•] shares of Common Stock of the Company standing in the undersigned’s name on the books of the Company and does hereby irrevocably constitute and appoint both the Company’s Secretary and the Company’s attorney, or either of them, to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the redemption of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain unvested under the Agreement.

Dated:

(Signature)

(Print Name)

[Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its redemption rights set forth in the Agreement without requiring additional signatures on the part of Stockholder.]

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Exhibit B

JOINT ESCROW INSTRUCTIONS

John A. Herrmann III, Corporate Secretary

Novavax, Inc.

20 Firstfield Road

Gaithersburg, MD 20878

Sir:

As Escrow Agent for both Novavax, Inc., a Delaware Company (“Company”) and [•] (“Stockholder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement dated as of [•] (“Agreement”), to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1.          In the event Company or an assignee shall elect to exercise any redemption rights set forth in the Agreement, the Company or its assignee will give to Stockholder and you a written notice specifying the number of shares of stock to be redeemed, the redemption price, if any, and the time for a closing thereunder at the principal office of the Company. Stockholder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.          At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the redemption price, if any (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being redeemed pursuant to the exercise of the its redemption rights.

3.          Stockholder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Stockholder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Stockholder shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4.          This escrow shall terminate upon the exercise in full or expiration of such redemption rights, whichever occurs first.

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5.          If at the time of termination of this escrow under Section 4 herein you should have in your possession any documents, securities, or other property belonging to Stockholder, you shall deliver all of the same to Stockholder and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Company.

6.          Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.          You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Stockholder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.          You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.          You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10.         You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.         Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to the Company. In the event of any such termination, the Secretary of the Company shall automatically become the successor Escrow Agent unless the Company shall appoint another successor Escrow Agent, and Stockholder hereby confirms the appointment of such successor as Stockholder’s attorney-in-fact and agent to the full extent of your appointment.

12.         If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

10.

13.         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14.         All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address set forth below, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

Company:	novavax, inc. 20 Firstfield Road Gaithersburg, MD 20878
Stockholder:	[•]
Escrow Agent:	Corporate Secretary novavax, inc. 20 Firstfield Road Gaithersburg, MD 20878

15.         By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16.         You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17.         This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

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18.         These Joint Escrow Instructions shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by Delaware courts to contracts made and to be performed entirely in Delaware by residents of that state.

Very truly yours,

novavax, inc.:

By
Barclay A. Phillips
SVP, Chief Financial Officer and Treasurer

Stockholder:

Acknowledged

Escrow Agent:

John A. Herrmann III
SVP, General Counsel & Corporate Secretary

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